Prospectus Supplement Filed Pursuant to Rule 424(b)(3)

Registration No. 333-208016

PROSPECTUS SUPPLEMENT NO. 2

DATED APRIL 6, 2016

(To Prospectus Declared Effective on February 11, 2016)

ROCK CREEK PHARMACEUTICALS, INC.

3,626,917 Shares

 Common Stock

This Prospectus Supplement No. 2 supplements information contained in, and should be read in conjunction with, that certain Prospectus of Rock Creek Pharmaceuticals, Inc. relating to the offer and sale by us of up to 3,626,917 shares of our common stock, par value $0.0001 per share, issuable upon conversion of $3,500,000 principal amount of our senior secured convertible notes, as amended by Prospectus Supplement No. 1 thereto. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or used except in connection with, the original Prospectus.

This Prospectus Supplement No. 2 includes the following documents, as filed by us with the Securities and Exchange Commission:

●	The attached Current Report on Form 8-K of Rock Creek Pharmaceuticals, Inc., as filed with the Securities and Exchange Commission on March 31, 2016.

●	The attached Current Report on Form 8-K of Rock Creek Pharmaceuticals, Inc., as filed with the Securities and Exchange Commission on April 5, 2016.

Our common stock trades on the OTCQB® Venture Marketplace under the symbol “RCPI.”

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 1 (or the original Prospectus) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is April 6, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) 844-727-0727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 30, 2016, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with six accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company issued and sold to such Investors in a private placement a total of 1,428,570 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $0.35 per share, and warrants to purchase up to a total of 2,857,140 shares of Common Stock (the “Warrants”). The Warrants, which have an exercise price of $1.12 per share, are generally exercisable beginning on the issue date and expire on the seventh anniversary of the issue date. An aggregate of $500,000 was raised in the private placement.

The foregoing description of the Purchase Agreement and the Warrants is not complete and is qualified in its entirety by reference to the Purchase Agreement and the form of Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance and sale of the shares of Common Stock and the Warrants to the Investors under the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of each of the Investors that such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment in the Company.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities referred to herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant, dated March 30, 2016, issued by Rock Creek Pharmaceuticals, Inc. to Investors under the Securities Purchase Agreement dated March 30, 2016.

10.1	Form of Securities Purchase Agreement, dated March 30, 2016, among Rock Creek Pharmaceuticals, Inc. and the Investor(s) a party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: March 30, 2016

Exhibit 4.1

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET.

COMMON STOCK PURCHASE WARRANT

To purchase shares of common stock, $0.0001 par value, of

Rock Creek Pharmaceuticals, Inc.

Dated: March 30, 2016

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [*] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 30, 2016 (the “Initial Exercise Date”) and on or prior to the close of business on the seventh (7th) anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter (the “Exercise Period”), to subscribe for and purchase from Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to [*] shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $1.12, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. The term “Holder” shall refer to the Holder identified above or any subsequent transferee of this Warrant. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated March 30, 2016, between the Company and the Holder (the “Purchase Agreement”).

1.                Authorization of Warrant Shares. The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable.

2.                Exercise of Warrant.

(a) Except as provided in Section 3 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or prior to the close of business on the Termination Date by (i) surrendering this Warrant, with the Notice of Exercise Form attached hereto completed and duly executed, to the offices of the Company (or such other office or agency (including the transfer agent, if applicable) of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and (ii) (A) delivering to the Company payment of the Exercise Price of the shares thereby purchased by wire transfer of immediately available funds or cashier’s check drawn on a United States bank, or (B) if the provisions of Section 2(c) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(c) below). The Holder exercising his, her or its purchase rights in accordance with the preceding sentence shall be entitled to receive a certificate for the number of Warrant Shares so purchased, which certificate will bear a legend substantially similar to the legend set forth on this Warrant. Certificates for shares purchased hereunder shall be issued and delivered to the Holder within five (5) Trading Days (as defined below) after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to no longer hold this Warrant with respect to such shares and to have become a holder of record of such shares for all purposes, in each case (i) if the exercise is not a Cashless Exercise, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price for such shares and all taxes required to be paid by the Holder, if any, pursuant to Section 4 prior to the issuance of such shares, have been paid, or (ii) if the exercise is a Cashless Exercise, as of the date the Warrant has been exercised with respect to such shares, the Company has been notified that the Warrant is being exercised pursuant to a Cashless Exercise, and all taxes required to be paid by the Holder, if any, pursuant to Section 4 prior to the issuance of such shares, have been paid.

(b)             In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by the Holder and at his, her or its expense, shall within ten (10) Trading Days issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

(c)             Notwithstanding anything herein to the contrary, if a registration statement covering the resale of the Warrant Shares that are the subject of a completed and executed Notice of Exercise Form is not available for the resale of any or all Warrant Shares (the “Unavailable Warrant Shares”), the Holder may, in his, her or its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the VWAPs (as defined below) of the Common Stock for the five (5) consecutive Trading Days (as defined below) ending on the date immediately preceding the date of the Notice of Exercise Form.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Closing Sale Price (as defined below) of the Common Stock on the date of the Notice of Exercise Form.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

(d)             Notwithstanding anything herein to the contrary, this Warrant shall not be exercisable, and the Company shall not issue to the Holder any shares of Common Stock underlying this Warrant, until such time when such shares (including shares issuable upon exercise of the Warrants) proposed to be issued, when aggregated with all other shares then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder) by the Holder, would not result in the beneficial ownership by the Holder of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Ownership Cap”), without the prior written consent of the Holder. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(e)             For purposes of this Warrant, the following terms shall have the following meanings:

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below), as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(ii) “Trading Day” shall mean a day on which there is trading on the Principal Market or such other market or exchange on which the Common Stock is then principally traded.

(iii) “Principal Market” means the OTCQB Venture Marketplace.

(iv) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function. If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures hereunder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

3.                No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

4.                Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder; provided, however, that the Holder shall pay any applicable transfer taxes.

5.                Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6.                Division and Combination.

(a)             This Warrant may be divided or combined with other Warrants upon presentation hereof (and thereof, as applicable) at the aforesaid office of the Company, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder or his, her or its agent or attorney. The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(b)             The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 6.

7.                No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and, if the exercise is not a Cashless Exercise, the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment, and this Warrant shall no longer be issuable with respect to such Warrant Shares.

8.                Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9.                Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.            Adjustments and Termination of Rights. The purchase price per Warrant Share and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)             Reclassification, Recapitalization, etc. If the Company at any time shall, by reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change.

(b)             Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(c)             Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock of shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d)             Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price pursuant to Sections 10(b) or 10(c) hereof, the number of Warrant Shares purchasable hereunder shall be adjusted to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

(e)             Other Action Affecting Shares. In case the Company shall take any action to which the provisions hereof are not strictly applicable but are of the type contemplated by the provisions of this Section 10, then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder.

11.              Notice of Adjustments, Notices. If the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue and provide to the Holder, as holder of this Warrant, a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

12.              Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to ensure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

Except as and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value and (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

13.              Miscellaneous.

(a)             Jurisdiction. This Warrant shall constitute a contract under the laws of the State of New York, without regard to its conflict of law, principles or rules.

(b)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws and/or as set forth in the Purchase Agreement.

(c)             Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, provided, however, that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of his, her or its rights, powers or remedies hereunder.

(d)             Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person or five business days after being mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

(i)              If to the Holder to the address of the Holder as shown on the books of the Company; or

(ii)             If to the Company:

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

Telephone: (844) 727-0727

Attention: Chief Financial Officer

or at such other address as the Holder or the Company, as applicable, may hereafter provide to the other in accordance with the provisions of this paragraph.

(e)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)              Successors and Assigns; No Assignment. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, provided that neither the Company (except in connection with a sale of the Company or substantially all of the assets of the Company or a merger involving the Company) nor the Holder may assign this Warrant without the prior written consent of the other party.

(g)             Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h)             Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)               Headings. The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Michael J. Mullan
Title: Chairman and Chief Executive Officer

NOTICE OF EXERCISE

To: Rock Creek Pharmaceuticals, Inc.

(1) The undersigned hereby elects to purchase ______________ Warrant Shares of Rock Creek Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the attached Warrant.

(2) The undersigned intends that payment of the Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to ______________ Warrant Shares; and/or
☐	a “Cashless Exercise” pursuant to Section 2(c) of the Warrant with respect to ______________ Warrant Shares (only if permitted pursuant to Section 2(c)).

(3) In the event that the undersigned has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the undersigned tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Payment shall take the form of lawful money of the United States.

(4) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned. The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(5) Accredited Investor/Qualified Institutional Buyer. The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

PURCHASER

By:
Name:
Title:
Dated:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Between

ROCK CREEK PHARMACEUTICALS, INC.,

as Issuer,

And

[*]

as Investor.

Dated: March 30, 2016

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and effective as of March 30, 2016, between Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [*] (“Investor”).

WHEREAS, the Company and Investor desire that, upon the terms and conditions set forth in this Agreement: (i) Investor will purchase from the Company, and the Company will issue and sell to Investor, the number of shares (the “Shares”) of the Company’s common stock (“Common Stock”) set forth on the Investor’s signature page hereto for a purchase price per share equal to $0.35; and (ii) Investor will acquire from the Company, and the Company will grant and issue to Investor, a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase the number of shares of the Company’s Common Stock equal to two (2) times the number of Shares purchased pursuant to foregoing clause (i) (the “Warrant Shares”) at an initial exercise price of $1.12 per share.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Agreement to Sell and Purchase the Shares and the Warrant. At the Closing (as defined below), the Company will sell to Investor, and Investor will purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, the Shares and the Warrant for the aggregate purchase price set forth on the Investor’s signature page hereto.

2.                  Delivery of the Shares and the Warrant at Closing.

(a)          The completion of the purchase, sale and issuance of the Shares and the Warrant (the “Closing”) shall occur on the date of this Agreement or on such other date as the Company and Investor shall agree (the “Closing Date”), at the offices of the Company’s counsel. At the Closing, the Company shall issue to Investor: (i) one or more stock certificates, registered in Investor’s name and address as set forth on the Investor’s signature page hereto, representing the Shares, and (ii) the Warrant issued in the name of Investor.

The Company’s obligation to issue the Shares and the Warrant to Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of a wire transfer of immediately available funds to an account designated in writing by the Company, in the full amount of the total purchase price payable by Investor for the Shares and the Warrant that Investor is hereby agreeing to purchase, as set forth on the Investor’s signature page hereto; and (ii) the accuracy, in all material respects, of the representations and warranties made by Investor and the fulfillment, in all material respects, of those undertakings of Investor to be fulfilled prior to the Closing.

Investor’s obligation to purchase the Shares and the Warrant shall be subject to the following conditions, any one or more of which may be waived by Investor (provided that no such waiver shall be deemed given unless in writing and executed by Investor): (i) receipt by Investor of a counter-signed copy of this Agreement executed by the Company; (ii) receipt by Investor of a copy of the Warrant; (iii) receipt by Investor of evidence of irrevocable instructions issued by the Company to the Company’s transfer agent instructing the transfer agent to issue to Investor a stock certificate representing Investor’s Shares (subject to full satisfaction of the conditions to Closing set forth in this Section 2); and (iv) the accuracy, in all material respects, of the representations and warranties made by the Company and the fulfillment, in all material respects, of those undertakings of the Company to be fulfilled prior to the Closing.

(b)         The Company shall not issue to Investor any Shares or Warrant Shares under this Agreement until such time when such shares proposed to be issued, when aggregated with all other shares then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder) by Investor would not result in the beneficial ownership by Investor of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Ownership Cap”), without the prior written consent of Investor. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

3.                  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, Investor as follows as of the date of this Agreement and as of the Closing Date:

3.1.            Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the financial condition or business, operations, assets or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

3.2.            Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Warrant, and has taken all necessary corporate action to enter into and perform this Agreement, to issue the Shares in accordance with the terms of this Agreement, to enter into and perform the Warrant, and to issue the Warrant Shares in accordance with the terms of the Warrant. This Agreement has been, and upon the Closing in accordance with the terms of this Agreement, the Warrant will be, duly authorized, validly executed and delivered by the Company and constitute, or will constitute, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their issuance in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable, the Warrant will be duly authorized and validly issued, and the Warrant Shares, upon exercise of the Warrant in accordance with its terms, will be duly authorized.

3.3.            Non-Contravention. Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the issuance and sale of the Shares and the Warrant under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (B) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or the valid issuance and sale of the Shares and the Warrant pursuant to this Agreement, other than such as have been or will be made or obtained, and except for any securities filings required to be made under federal or state securities laws.

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3.4.            SEC Filings. Since January 1, 2015, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by them with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such reports, including exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Documents”). To the best of the Company’s knowledge, as of their respective filing dates, none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light and circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed or furnished SEC Documents.

3.5.            Absence of Certain Changes. Except as disclosed in the SEC Documents or otherwise publicly disclosed by the Company, since January 1, 2015, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect.

3.6.            Capitalization. As of March 24, 2016, the authorized capital stock of the Company consists of (i) 314,800,000 shares of Common Stock, of which 12,407,815 shares are issued and outstanding and 3,583,141 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock (excluding the Company’s Convertible Promissory Notes in the aggregate principal amount of $20 million issued on October 14, 2015, as amended), and (ii) 100,000 shares of preferred stock, of which, as of the date hereof, no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in the SEC Documents, as of the date hereof, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company disclosed in its SEC Documents or has furnished to Investor true and correct copies of the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and as in effect on the date hereof (the “By-laws”).

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3.7.            Broker. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or Investor relating to this Agreement or the transactions contemplated hereby.

3.8.            Certain Proceedings. The Company is not the subject of a voluntary bankruptcy or solvency action, has not made a general assignment for the benefit of creditors, and has not taken any corporate action to authorize any of the foregoing.

4.                  Representations, Warranties and Covenants of Investor. Investor represents and warrants to, and covenants with, the Company as follows as of the date of this Agreement and as of the Closing Date:

4.1.            Due Authorization; Organization. Investor has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate, company, partnership or individual action, as the case may be, to enter into and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a legal, valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2.            Non-Contravention. The execution and delivery of this Agreement, the purchase of the Shares and the Warrant under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Investor is a party, (B) the charter, by-laws or other organizational documents of Investor, as applicable, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Investor or its property, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of Investor or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the purchase of the Shares and the Warrant by Investor, other than such as have been made or obtained.

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4.3.            Private Placement. Investor represents and warrants to, and covenants with, the Company that Investor is acquiring the Shares and the Warrant for its own account for investment only and with no present intention of distributing any of the Shares the Warrant, or the Warrant Shares in violation of the applicable securities laws, or pursuant to any arrangement or understanding with any other persons regarding the distribution of the Shares, the Warrant, or the Warrant Shares. Investor has been advised and understands that none of the Shares, the Warrant, or the Warrant Shares have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction and that they may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Investor has been advised and understands that the Company, in issuing the Shares and the Warrant, is relying upon, among other things, the representations and warranties of Investor herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

4.4.            Certain Trading Activities. Neither Investor nor any of its affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Investor, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that Investor first became aware of the transactions contemplated hereby. For the purposes of this Section 4.4, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transaction in the securities of the Company (including short sales) prior to the filing of a Current Report on Form 8-K, Annual Report on Form 10-K, press release, or other applicable Exchange Act report reporting this transaction.

4.5.            No Advice. Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Shares and the Warrant constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrant.

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4.6.          Accredited Investor; Big Boy. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares, the Warrant, and the Warrant Shares. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares, the Warrant, and the Warrant Shares. Investor acknowledges that it does not have any material non-public information relating to the Company. Investor further acknowledges that the Company and its agents, officers, directors and affiliates possess material non-public information not known to Investor regarding or relating to the Company and/or the securities being offered hereby, including, but not limited to, information concerning the business, financial condition, results of operations, legal matters associated with ongoing or past litigation matters, investigations, the Company’s corporate transition matters (including transactions related to the corporate transition matters and amounts that become payable by the Company), prospects and other plans of the Company. Investor acknowledges that any material non-public information may be indicative of a value of the securities being offered hereby that is substantially less than the purchase price paid by Investor, or may be otherwise adverse to Investor, and such material non-public information, if known to Investor, could be material to Investor’s decision to acquire the securities being offered hereby. Accordingly, Investor understands and accepts that there is an information disparity between Investor and the Company, confirms that the Company is not obligated to disclose, and consistent with Investor’s instructions, has not disclosed, material non-public information to Investor, and acknowledges and agrees that the Company has no liability arising from such non-disclosure. Investor acknowledges that neither the Company nor any of its agents, officers, directors, or affiliates has delivered any information or made any representations to Investor, except as expressly set forth herein.

4.7.            Limited Representations. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and all materials relating to the offer and sale of the Shares, the Warrant, and the Warrant Shares, in each case that have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask such questions of the Company as they deem appropriate for purposes of the investment contemplated hereby. Investor acknowledges and agrees that the most recent disclosure of the Company’s results is for the year ended on, and the most recent disclosure of the Company’s financial condition is at, December 31, 2015, as reported on the Company’s Annual Report on Form 10-K, filed with the Commission on March 22, 2016, and that, except as disclosed in the SEC Documents, no information more recent than such date has been provided to or requested by Investor as to the Company’s results, operations, financial condition, business or prospects. Investor understands that its purchase of the Shares, the Warrant, and, if applicable, the Warrant Shares involves a high degree of risk and that Investor may lose its entire investment in the Shares, the Warrant, and, if applicable, the Warrant Shares, and Investor further acknowledges and agrees that it can afford to do so without material adverse consequences to its financial condition. Investor is not relying on, and does not have, any information provided by the Company and its Subsidiaries, except to the extent provided in Section 3 herein.

4.8.            No Recommendation. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, the Warrant, or the Warrant Shares or the fairness or suitability of an investment in the Shares, the Warrant, or the Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

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4.9.            Restrictive Legend. The Company shall issue the Warrant and certificates for the Shares and, if applicable, the Warrant Shares to Investor with the legends described in Section 5 below.

4.10.        Residence. Investor is a resident of, or is organized under the laws of, the jurisdiction set forth on the Investor’s signature page hereto.

4.11.       No Market. Investor understands that the Shares are and, upon exercise of the Warrant, the Warrant Shares will be restricted securities, that there is no public trading market for the Warrant and that none is expected to develop, and that the Shares, the Warrant, and the Warrant Shares must be held indefinitely unless and until the resale of such Shares, Warrant, or Warrant Shares is registered under the Securities Act or subject to the terms and conditions of this Agreement and the applicable securities laws, an exemption from registration is available. Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12.        No Commissions. Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or Investor relating to this Agreement or the transactions contemplated hereby.

4.13.        Transactional Exemption. Investor understands that the Shares, the Warrant, and the Warrant Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Shares, the Warrant, and the Warrant Shares.

4.14.        Investor Undertaking. Investor understands that (i) none of the Shares, the Warrant, or the Warrant Shares may be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act, (B) Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to Investor, in a form reasonably acceptable to the Company, to the effect that such Shares, Warrant, or Warrant Shares, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Shares, Warrant, or Warrant Shares, as applicable, can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Shares, the Warrant, or the Warrant Shares, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of such Shares, Warrant, or Warrant Shares, as applicable, under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

4.15.        Disclosure of Transactions. On or before 5:30 p.m., New York time, on the fourth (4th) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K (or other form permitted under the federal securities law) disclosing the material terms and conditions of the transactions contemplated by this Agreement and the Warrant, in compliance with the requirements of Form 8-K (or such other form), unless such disclosure is first provided in the Company’s Quarterly Report on Form 10-Q.

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5.                  Stock Legend. Upon payment therefor as provided in this Agreement and/or the Warrant (as applicable), the Company will issue to Investor the Shares and the Warrant Shares purchased by Investor.

Any certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET.

Any certificate representing the Warrant Shares issued by the Company shall also be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS AND OBLIGATIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF _________, 2016, BY AND BETWEEN ROCK CREEK PHARMACEUTICALS, INC. AND THE INVESTOR NAMED THEREIN, AS SUCH MAY BE AMENDED FROM TIME TO TIME.

The Warrant shall be imprinted with the legends set forth in the form of Warrant attached hereto as Exhibit A.

The Company agrees to issue the Shares and the Warrant Shares issued upon exercise of the Warrant, as applicable, without the legends set forth above at such time as the Holder thereof is (i) permitted to transfer such Shares or Warrant Shares, as applicable, without restriction pursuant to Rule 144 under the Securities Act, and upon such transfer or (ii) at such time such securities have been registered for resale under the Securities Act, upon such resale, and subject to the undertakings in Section 4.14 hereof by Investor.

6.                  Use of Proceeds. The proceeds from the sale of Shares and Warrant Shares pursuant to this Agreement shall be used for general corporate purposes.

7.                  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Investor herein shall survive the execution of this Agreement, the delivery to Investor of the Shares and the Warrant being purchased, and the payment therefor.

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8.                  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by International Federal Express, two business days after so mailed, and (D) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)          if to the Company, to:

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

Telephone: (844) 727-0727
Attention: Chief Financial Officer

(b)         if to Investor, at its address set forth on the Investor’s signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.                  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investor.

10.              Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.              Severability. In the event that any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

13.              Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14.              Finders Fees. Neither the Company nor Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of another party to pay any finder’s fee or commission in connection with this transaction.

15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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16.              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and Investor. Investor shall not assign any rights or obligations under this Agreement other than, solely with respect to any Shares, Warrant, or Warrant Shares transferred in accordance with this Agreement, including the legends described herein, to any permitted transferee of such Shares, Warrant, or Warrant Shares, provided, however, that no such assignment shall relieve Investor of its obligations under this Agreement.

17.              Expenses. Each of the Company and Investor shall bear its own expenses in connection with the preparation and negotiation of this Agreement.

18.              Pronouns. All pronouns or any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Michael J. Mullan
Title: Chairman and Chief Executive Officer

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Name of Investor:

By:

Name:

Title:

Amount of Investment:	$

Number of Shares Purchased:

Signature Page to Securities Purchase Agreement

Exhibit A

Form of Common Stock Purchase Warrant

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2016, the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (the “Company”) adopted the Rock Creek Pharmaceuticals, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). A brief description of the terms and conditions of the 2016 Plan are set forth below.

2016 Omnibus Incentive Plan

The 2016 Plan authorizes the issuance of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, shares of the Company’s common stock, dividend equivalent units, incentive cash awards or other awards based on the Company’s common stock. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another incentive plan of the Company or of any of the Company’s affiliates).

Purpose. The two complementary purposes of the 2016 Plan are to help the Company attract, retain, focus and motivate the Company’s executives and other key employees, directors, consultants and advisors and to increase stockholder value. The 2016 Plan will accomplish these purposes by offering participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the potentially favorable terms that the 2016 Plan provides.

Administration. The Company’s 2016 Plan will be administered by the Board’s compensation committee, the Board, or another committee (the applicable committee or the Company’s Board, as the case may be, is hereinafter referred to as the “Administrator”). The Administrator may designate any of the following as a participant under the 2016 Plan to the extent consistent with its authority: any officer or other employee of the Company or its affiliates; any individual whom the Company or an affiliate have engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director.

The Administrator has full discretionary authority to administer the 2016 Plan, including but not limited to the authority to: (i) interpret the provisions of the 2016 Plan; (ii) prescribe, amend and rescind rules and regulations relating to the 2016 Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the 2016 Plan, any award or any award agreement in the manner and to the extent it deems desirable to carry the 2016 Plan or such award into effect; and (iv) make all other determinations necessary or advisable for the administration of the 2016 Plan. All Administrator determinations will be made in the sole discretion of the Administrator and are final and binding on all interested parties.

The Board may delegate some or all of its authority under the 2016 Plan to a committee of the Board, and the compensation committee may delegate some or all of its authority under the 2016 Plan to a sub-committee or one or more of the Company’s officers, subject in each case to limitations specified in the 2016 Plan.

Number and sources of shares. An aggregate of six million (6,000,000) shares of the Company’s common stock have been reserved for issuance under the 2016 Plan, all of which may be issued upon the exercise of incentive stock options. The shares reserved for issuance may be either authorized and unissued shares or shares held as treasury stock. The number of shares reserved for issuance under the 2016 Plan is reduced by the maximum number of shares, if any, that may be payable under an award as determined on the date of the grant of the award.

If (i) an award granted under the 2016 Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award (whether due currently or on a deferred basis); (ii) it is determined during or at the conclusion of the term of an award granted under the 2016 Plan that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable on the basis that the conditions for such issuance will not be satisfied; (iii) shares are forfeited under an award; (iv) shares are issued under any award and the Company reacquires them pursuant to rights the Company reserved upon the issuance of the shares; or (v) shares are tendered to satisfy the exercise price of an award or federal, state or local tax withholding obligations, then such shares will be recredited to the 2016 Plan’s reserve and may again be used for new awards under the 2016 Plan. However, shares recredited to the 2016 Plan’s reserve under clause (iv) or (v) may not be issued pursuant to incentive stock options.

Eligibility. Incentive stock options may only be granted to the Company and the Company’s subsidiaries’ employees. All other awards may be granted to the Company and the Company’s subsidiaries’ employees, officers, directors and key persons (including consultants and prospective employees).

Amendment or termination of the 2016 Plan. The 2016 Plan terminates when all shares reserved for issuance under the 2016 Plan have been issued, subject to the Board’s right to terminate the 2016 Plan at any time. In addition, the Board or the Administrator may amend plan at any time, except:

(i) the Board must approve any amendment to the 2016 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law; and

(ii) stockholders must approve any amendment to the 2016 Plan if the Company determines that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which the Company’s common stock is then traded, or any other applicable law.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2016 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Company’s common stock is then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for the Company, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the 2016 Plan or awards will extend beyond the termination date of the 2016 Plan. In addition, termination of the 2016 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2016 Plan except as they may lapse or be terminated by their own terms and conditions.

Options and stock appreciation rights. Under the 2016 Plan, the Administrator has the authority to grant stock options and to determine all terms and conditions of each stock option including but not limited to whether the option is an “incentive stock option” which meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “nonqualified stock option” which does not meet the requirements of Code Section 422. A stock option gives the participant the right to purchase shares of the Company’s common stock at a fixed price, called the “option price,” after the vesting conditions of the option are met and prior to the date the option expires or terminates. The Administrator fixes the option price per share of common stock, which may not be less than the fair market value of the common stock on the date of grant. The Administrator determines the expiration date of each option, but the expiration date cannot be later than ten (10) years after the grant date. Options are exercisable at such times and are subject to such restrictions and conditions as the Administrator deems necessary or advisable. The stock option exercise price is payable to the Company in full upon exercise.

Pursuant to the 2016 Plan, the Administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of the Company’s common stock during a specified period of time. The 2016 Plan provides that the Administrator determine all terms and conditions of each stock appreciation right, including, among other things: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; a grant price that is not less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; a term that must be no later than ten (10) years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

The specific terms and conditions of a participant’s option will be set forth in an award agreement delivered to the participant in the form of 2016 Omnibus Incentive Plan Stock Option Award Agreement (together with any other award agreement granting awards pursuant to the 2016 Plan, the “Award Agreement”), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Backdating prohibited. The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Performance and stock awards. Pursuant to the 2016 Plan, the Administrator has the authority to grant awards of restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock the Company that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of the Company’s common stock. Performance shares means the right to receive shares of the Company’s common stock to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of the Company’s common stock, to the extent performance goals are achieved.

The Administrator determines all terms and conditions of these types of awards, including, among other things: whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; whether the restrictions imposed on restricted stock or restricted stock units will lapse, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant’s death, disability or retirement; the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the award is made; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of the Company’s common stock; and, with respect to restricted stock units and performance units, whether the awards settle in cash, in shares of the Company’s common stock, or in a combination of the two.

The specific terms and conditions of a participant’s award of restricted stock, restricted stock units, performance shares or performance units will be set forth in an Award Agreement delivered to the participant.

Dividend equivalent rights. Pursuant to the 2016 Plan, the Administrator has the authority to grant dividend equivalent units in connection with awards other than options, stock appreciation rights or other stock rights within the meaning of Code Section 409A. A dividend equivalent unit is the right to receive a payment, in cash or shares of the Company’s common stock, equal to the cash dividends or other distributions that the Company pays with respect to a share of the Company’s common stock. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject.

The specific terms and conditions of a participant’s dividend equivalent units will be set forth in an Award Agreement delivered to the participant.

Incentive awards. The Administrator has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

The specific terms and conditions of a participant’s incentive award will be set forth in an Award Agreement or another document delivered to the participant.

Other stock-based awards. The Administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of the Company’s common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of the Company’s common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation (except as provided in the 2016 Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of the Company’s common stock from us. The Administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of shares of common stock to be granted pursuant to such award or to which such award relates. Any award that provides for purchase rights must be priced at 100% of the fair market value of the Company’s common stock on the date of the award.

The specific terms and conditions of a participant’s award will be set forth in an Award Agreement or another document delivered to the participant.

Performance goals. Awards may be made contingent on the achievement of performance goals. Performance goals include any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of the Company’s subsidiaries, affiliates or other business units: book value; revenue; cash flow; total stockholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; regulatory milestone goals; development milestone goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or capital goals or returns or a combination of the foregoing. In addition, in the case of awards that the Administrator determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other performance goals.

Effect of a change of control. If the Company experiences a “change of control,” as defined in the 2016 Plan, then, unless otherwise expressly provided in an Award Agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may, in its discretion, provide that:

• Any outstanding award (or portion thereof) will vest or be earned on an accelerated basis in connection with the change of control or a subsequent termination; and/or

• Any of the following will occur: (i) shares or other securities of the surviving corporation or any successor corporation, or a parent or subsidiary thereof, will be substituted for shares subject to any outstanding award, in which event the aggregate purchase or exercise price, if any, of such award, or portion thereof, will remain the same, (ii) any outstanding award, or portion thereof, will be converted into a right to receive cash or other property upon or following the consummation of the change of control in an amount equal to the value of the consideration to be received by holders of shares of the Company’s common stock in connection with the transaction for one share, less the per share purchase or exercise price of such award, if any, multiplied by the number of shares subject to such award, or portion thereof, (iii) the vesting (and, as applicable, the exercisability) of any and/or all outstanding awards will be accelerated, (iv) any outstanding and unexercised awards upon or following the consummation of the change of control (without the consent of an award holder or any person with an interest in an award) will be cancelled, (v) all outstanding options or stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price per share over the exercise price of the shares subject to such option or stock appreciation right upon the change of control (or for no cash payment if such excess is zero), and/or (vi) any awards will be cancelled in exchange for a cash payment based on the value of the award as of the date of the change of control (or for no payment if the award has no value).

In general, if any payments or benefits paid by the Company under the 2016 Plan would cause payments made to or benefits received by a participant in connection with a change of control to be subject to the excise tax imposed by Code Section 4999 on excess parachute payments, then the payments will be delivered either (i) in full or (ii) in an amount such that the value of the aggregate payments is $1.00 less than the maximum amount that the participant may receive without being subject to the excise tax, whichever of (i) or (ii) results in the participant’s receipt of the greatest benefit on an after-tax basis.

Grants Under the 2016 Plan

Pursuant to the Plan, on March 30, 2016, the Board of the Company awarded to each non-employee director of the Company an option to purchase 48,000 shares of Company common stock at an exercise price of $1.12 per share. Such options will expire 10 years from the date of grant unless they terminate earlier upon a termination of service. The options granted to Lee Canaan and Scott Sensenbrenner are immediately vested, and the options granted to Sunitha Chundru Samuel and Robert Scannell will vest 50% on the first anniversary of their appointments to the Board and 50% on the second anniversary of their appointments to the Board. Ms. Chundru’s appointment to the Board was on April 20, 2015, and Mr. Scannell’s appointment to the Board was on November 17, 2015.

The foregoing description of the 2016 Plan and the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the 2016 Plan and the Award Agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	2016 Omnibus Incentive Plan of Rock Creek Pharmaceuticals, Inc.*

10.2	Form of Stock Option Award Agreement for Rock Creek Pharmaceuticals, Inc.’s 2016 Omnibus Incentive Plan*
_________________
*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan, Chairman of the Board and Chief Executive Officer

Date: April 5, 2016

Exhibit 10.1

ROCK CREEK PHARMACEUTICALS, Inc.
2016 OMNIBuS INCENTIVE PLAN

1.    Purpose, Effective Date and Definitions.

(a)  Purpose. This Rock Creek Pharmaceuticals, Inc. 2016 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase stockholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.

(b)  Effective Date. This Plan is effective as of March 30, 2016 (the “Effective Date”).

(c)  Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 18.

2.    Administration.

(a)  Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company or an Affiliate without Cause or a Change of Control.

Notwithstanding the above statement or any other provision of the Plan, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

(b)  Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)  No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

3.    Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4.    Types of Awards; Assistance to Participants.

(a)  Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

(b)  Assistance. On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.

5.    Shares Reserved under this Plan.

(a)  Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of six million (6,000,000) Shares are reserved for issuance under this Plan, all of which may be issued upon the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b)  Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares or (v) Shares are tendered to satisfy the exercise price of an Award or federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) or (v) may not be issued pursuant to incentive stock options.

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6.    Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (x) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares or (y) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price. To the extent permitted by the Administrator, the payment of the exercise price of the Options may also be made by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price or by any combination of such method and the methods described in the preceding sentence. Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7.    Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that a SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If a SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

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8.    Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or Retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

9.    Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, the performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

10.  Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, the performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

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11.  Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject.

12.  Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 14(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

13.  Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award to the extent expressly permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13. Any attempted transfer not permitted by this Section 13 shall be null and void and have no legal effect. The restrictions set forth in this Section 13, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

14.  Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)  Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the stockholders of the Company have approved an extension of this Plan. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the material terms of the Performance Goals applicable to such Award are disclosed to and reapproved by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the stockholders previously approved the Performance Goals.

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(b)  Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)            the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law; and

(ii)           stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law.

(c)          Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)            Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)           Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)          Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

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(d)  Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)  Backdating Prohibited. The Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)   Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

(g)  Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

15.  Taxes.

(a)  Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to deliver other previously owned Shares. To the extent expressly permitted by the Administrator, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with an Award by having the Company or its Affiliate withhold Shares otherwise issuable under the Award or tendering back Shares received in connection with such Award. Notwithstanding anything to the contrary herein, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

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(b)  No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16.  Adjustment Provisions; Change of Control.

(a)  Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of shares subject to this Plan (including the number and type of shares described in Sections 5(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

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Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)  Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)  Change of Control. Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, upon a Change of Control or the termination of the Participant’s employment following a Change of Control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, without limitation of the foregoing, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (i) the substitution for the Shares subject to any outstanding Award, or portion thereof, of stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (ii) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (iii) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, (iv) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control (without the consent of an Award holder or any person with an interest in an Award), (v) in the case of Options or SARs, the cancellation of all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero), and/or (vi) the cancellation of any Awards in exchange for a cash payment based on the value of the Award as of the date of the Change of Control (or for no payment if the Award has no value).

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For purposes of this Section 16, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price. Notwithstanding anything to the contrary in this Section 16(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(d)  Application of Limits on Payments.

(i)            Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)           Procedures.

(A)  If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 16(d)(i)(B), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 16(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 16(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 16(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

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(B)  For purposes of this Section 16: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C) If National Tax Counsel so requests in connection with the opinion required by this Section 16(d)(ii), the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D) The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 16, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E)  This Section 16 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 16(d) shall be cancelled without further effect.

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17.  Miscellaneous.

(a)  Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b)  Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)            a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)           a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)          a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)         a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)  No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)  Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

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(e)  Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)   Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Delaware, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g)  Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)  Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)    Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

18.  Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

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(a)  “Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b)  “Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)  “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

(d)  “Board” means the Board of Directors of the Company.

(e)  “Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, (A) the failure of the Participant to perform or observe any of the material terms or provisions of any written employment agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(f)   “Change of Control” means the first to occur of the following with respect to the Company (which, for purposes of this definition, shall be included in references to “the Company”):

(i)            Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)           The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

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(iii)          The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where stockholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv)         The Company dissolves and liquidates substantially all of its assets; or

(v)          At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(g)  “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

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(h)  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)    “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and to permit Awards that are otherwise eligible to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify.

(j)    “Company” means Rock Creek Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

(k)  “Director” means a member of the Board; “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries; and “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(l)    “Disability” means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o)  “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(p)  “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(q)  “Option” means the right to purchase Shares at a stated price for a specified period of time.

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(r)   “Participant” means an individual selected by the Administrator to receive an Award.

(s)   “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: book value; revenue; cash flow; total stockholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; combined ratio; loss ratio, net plus the expense ratio; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; regulatory milestone goals; development milestone goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or goals or returns or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. With respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such exclusions shall be made only to the extent consistent with Code Section 162(m). To the extent consistent with Code Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Code Section 162(m), such adjustment may be made only to the extent consistent with Code Section 162(m). Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

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(t)    “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(u)  “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(v)  “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(w) “Plan” means this Rock Creek Pharmaceuticals, Inc. 2016 Omnibus Incentive Plan, as may be amended from time to time.

(x)  “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(y)  “Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(z)   “Retirement” means termination of employment or service with the Company and its Affiliates on or after the date the Participant has both attained age sixty (60) and completed ten (10) years of service with the Company and its Affiliates.

(aa)        “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb)        “Share” means a share of Stock.

(cc)        “Stock” means the Common Stock, par value $0.0001, of the Company.

(dd)        “Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee)        “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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Exhibit 10.2

ROCK CREEK PHARMACEUTICALS, INC.

2016 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

__________________

__________________

__________________

Dear ______________:

You have been granted an option (this “Option”) to purchase shares of the common stock of Rock Creek Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”) and this Stock Option Award Agreement (this “Option Agreement”). This Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Additional provisions regarding this Option and definitions of capitalized terms used and not defined in this Option Agreement can be found in the Plan.

Grant Date:	_____________ ___, 20__
Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option
Number of Option Shares:	___________
Exercise Price per Share:	$__.__
Term:

This Option shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier pursuant to the terms of this Option Agreement or the Plan. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and is granted to an employee who, at the time of the grant, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the Expiration Date shall mean the fifth anniversary of the Grant Date.

Upon termination or expiration of this Option, all your rights hereunder shall cease.

Vesting:

This Option will vest in increments of ____% of the total number of shares covered by this Option on the ____________ anniversaries of the Grant Date, provided that you are continuously employed with or in the service of the Company or its Affiliates through such anniversary date.

The vesting of this Option may be accelerated in the Administrator’s sole discretion if it determines circumstances so warrant.

Termination of Employment:	The following conditions apply in the event that your employment or service with the Company and its Affiliates is terminated prior to the Expiration Date of this Option. In no event, however, will the time periods described herein extend the term of this Option beyond its Expiration Date or beyond the date this Option is otherwise cancelled or terminates pursuant to the provisions of the Plan.

	a.	Termination Other than As a Result of Death, Disability or Cause. If your employment or service terminates (at a time when you could not have been terminated for Cause) other than by reason of your death or Disability and other than for Cause, then the unvested portion of this Option shall automatically terminate immediately and the vested portion of this Option shall automatically terminate 90 days after the date of such termination.

	b.	Termination for Cause. If your employment or service terminates for Cause, then this Option shall automatically terminate immediately on the date of such termination.

	c.	Termination As a Result of Death or Disability. If your employment or service terminates by reason of your death or Disability (at a time when you could not have been terminated for Cause), then the unvested portion of this Option shall automatically terminate immediately and the vested portion of this Option shall automatically terminate 12 months after such termination.

	d.	Determination of Cause After Termination. Notwithstanding the foregoing, if after your employment or service terminates the Company determines that it could have terminated you for Cause had all relevant facts been known at the time of your termination, then the Company may terminate this Option immediately upon such determination, and you will be prohibited from exercising this Option thereafter. In such event, you will be notified of the termination of this Option.

If the date this Option terminates as specified above (other than as a result of a termination for Cause) falls on a day on which the stock market is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the Expiration Date.

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Manner of Exercise:	You may exercise this Option only if it has not been forfeited or has not otherwise expired, and only to the extent this Option is vested. To exercise this Option, you must comply with such exercise and notice procedures as the Administrator may establish from time to time, including, without limitation, payment of the exercise price and any applicable tax withholding amounts. Unless otherwise determined by the Administrator, the payment of the exercise price and applicable tax withholding amounts may be made at your election (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Administrator (provided that such Shares have been held by the Participant for no less than six months or such other period, if any, as established from time to time by the Administrator to avoid adverse accounting treatment under generally accepted accounting principles) or (iii) partly in cash and partly in such Shares. To the extent expressly permitted by the Administrator, the payment of the exercise price and applicable tax withholding amounts may be made at your election by any of the foregoing methods or by having the Company withhold from the Shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to the exercise price and applicable tax withholding amounts and issuing the net number of remaining Shares to you. Notwithstanding anything to the contrary herein, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge.

A properly completed notice of stock option exercise (or such other notice as is prescribed) will become effective upon receipt of the notice and any required payment by the Company (or its designee); provided that the Company may suspend exercise of the Option pending its determination of whether your employment will be or could have been terminated for Cause and, if such a determination is made, your notice of stock option exercise (or such other notice as is prescribed) will automatically be rescinded.

If, following your death, your beneficiary or heir, or such other person or persons as may acquire your rights under this Option by will or by the laws of descent and distribution, wishes to exercise this Option, such person must contact the Company and prove to the Company’s satisfaction that such person has the right and is entitled to exercise this Option.

Your ability to exercise this Option, or the manner of exercise or payment of withholding taxes, may be restricted by the Company if required by applicable law or by the Company’s trading policies as in effect from time to time.

Restrictions on Resale:	By accepting this Option, you agree not to sell any shares of Stock acquired under this Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.

Transferability:	You may not transfer or assign this Option for any reason, other than by will or the laws of descent and distribution or as otherwise set forth in the Plan. Any attempted transfer or assignment of this Option, other than as set forth in the preceding sentence or the Plan, will be null and void.

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Market Stand-Off:	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

Recoupment; Rescission of Exercise:	If the Administrator determines that recoupment of incentive compensation paid to you pursuant to this Option is required under any law or any recoupment policy of the Company, then this Option will terminate immediately on the date of such determination to the extent required by such law or recoupment policy, any prior exercise of this Option may be deemed to be rescinded, and the Administrator may recoup any such incentive compensation in accordance with such recoupment policy or as required by law. The Company shall have the right to offset against any other amounts due from the Company to you the amount owed by you hereunder and any exercise price and withholding amount tendered by you with respect to any such incentive compensation.

Notice of Disqualifying Disposition:	If this Option is designated as an Incentive Stock Option and you sell Shares that were acquired through the exercise of this Option within two years from the Grant Date or one year from the date of exercise, you must notify the Administrator of the sale to permit proper treatment of the compensation expense.

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Restrictions on Exercise, Issuance and Transfer of Shares:	a.	General. No individual may exercise this Option, and no shares of Stock subject to this Option will be issued, unless and until the Company has determined to its satisfaction that such exercise and issuance will comply with all applicable federal and state securities laws, rules and regulations of the Securities and Exchange Commission, rules of any stock exchange on which shares of Stock of the Company may then be traded, or any other applicable laws. In addition, if required by underwriters for the Company, you agree to enter into a lock-up agreement with respect to any shares of Stock acquired or to be acquired under this Option.

	b.	Securities Laws. You acknowledge that you are acquiring this Option, and the right to purchase the shares of Stock subject to this Option, for investment purposes only and not with a view toward resale or other distribution thereof to the public which would be in violation of the Securities Act. You agree and acknowledge with respect to any shares of Stock that have not been registered under the Securities Act, that: (i) you will not sell or otherwise dispose of such shares of Stock, except as permitted pursuant to a registration statement declared effective under the Securities Act and qualified under any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such required registration, and (ii) that a legend containing a statement to such effect will be placed on the certificates evidencing such shares of Stock. Further, as additional conditions to the issuance of the shares of Stock subject to this Option, you agree (with such agreement being binding upon any of your beneficiaries, heirs, legatees and/or legal representatives) to do the following prior to any issuance of such shares of Stock: (i) to execute and deliver to the Company such investment representations and warranties as are required by the Company; (ii) to enter into a restrictive stock transfer agreement if required by the Board; and (iii) to take or refrain from taking such other actions as counsel for the Company may deem necessary or appropriate for compliance with the Securities Act, and any other applicable federal or state securities laws, regardless of whether the shares of Stock have at that time been registered under the Securities Act, or otherwise qualified under any applicable state securities laws.

Miscellaneous:	•	This Option Agreement may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment or the amendment is otherwise permitted without your consent by the Plan.

	•	The failure of the Company to enforce any provision of this Option Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

	•	You will have none of the rights of a stockholder of the Company with respect to this Option until Shares are transferred to you upon exercise of the Option.

	•	In the event any provision of this Option Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal or invalid provision had not been included in this Option Agreement.

	•	As a condition to the grant of this Option, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Option Agreement shall be interpreted by the Administrator and that any interpretation by the Administrator of the terms of this Option Agreement or the Plan, and any determination made by the Administrator pursuant to this Option Agreement or the Plan, shall be final, binding and conclusive.

	•	This Option Agreement may be executed in counterparts.

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BY SIGNING BELOW AND AGREEING TO THIS STOCK OPTION AWARD AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE HAVING READ THIS AGREEMENT AND THE PLAN.

ROCK CREEK PHARMACEUTICALS, INC.

By:
	[Name of Authorized Officer]	[Name of Recipient]

Date:

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ROCK CREEK PHARMACEUTICALS, INC.

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be delivered to: _________________________, ____________________________. Phone: ___________________

Fax: _____________________________________. Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR STOCK CERTIFICATE OR APPEAR IN THE BOOK ENTRY FOR YOUR SHARES.

Name:_______________________________________________________________________

Street Address: _______________________________________________________________

City: _____________________ State:_________________ Zip Code:_______________

Work Phone #: (_____) - _______- ________ Home Phone #: (_____) - _______- __________

Social Security #: ______ - _____ - _______

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Type of Option (specify ISO or NQSO)	Exercise Price Per Share	Number of Option Shares Being Purchased*	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
		$		$
		$		$
		$		$
		$		$
		$		$
Aggregate Exercise Price				$

*Must be a whole number only. Exercise of fractional Option Shares is not permitted.

METHOD OF PAYMENT OF OPTION EXERCISE PRICE

Please select only one:

❑	Cash Exercise. I am enclosing a check or money order payable to “Rock Creek Pharmaceuticals, Inc.” for the Aggregate Exercise Price.

❑	Cashless Exercise (Available Only to the Extent Expressly Permitted by the Company). I am exercising the Option pursuant to the cashless exercise provisions provided for by the Company. The Company will withhold from the Shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to (or less than) the Aggregate Exercise Price, and will then issue the net number of remaining Shares to me. If the whole number of Shares to be withheld does not exactly equal my Aggregate Exercise Price, then the Company will withhold the whole number of Shares necessary to cover my Aggregate Exercise Price, and will issue a check to me equal to the Fair Market Value of any fractional Share not needed. If your option is designated in the Option agreement as an incentive stock option (“ISO”), then selecting this method of payment may result in the Option losing its ISO status and being treated as a nonqualified stock option for tax purposes.

❑	Share Delivery. I am enclosing the following certificate(s) for shares of Rock Creek Pharmaceuticals, Inc. common stock to pay for all or a part of the Aggregate Exercise Price. The Fair Market Value of these shares will be determined as of the date this form is received by the Company.

Certificate Number	Certificate Date	Number of Shares

The Company is instructed to apply the number of shares indicated above towards the Aggregate Exercise Price. If the number of shares indicated above covers less than the Aggregate Exercise Price, I also have enclosed (or will promptly provide) a check or money order made payable to “Rock Creek Pharmaceuticals, Inc.” for the balance of the Aggregate Exercise Price. If the number of shares indicated above covers more than the Aggregate Exercise Price, the Company will issue to me a new stock certificate for the whole number of shares not needed to pay the purchase price, and if necessary, a check in the amount of the Fair Market Value of any fractional share.

❑	Cashless Exercise Through a Broker-Dealer. I have requested through the broker specified below to (select only one):

❑	Sell to Cover. Sell or margin only enough of the option being exercised to cover the Aggregate Exercise Price (and tax withholding, if elected below), deliver the sale or margin loan proceeds directly to Rock Creek Pharmaceuticals, Inc., and deposit the remaining shares and any residual cash in my brokerage account.

❑	Same-Day-Sale. Sell or margin all of the shares of common stock issuable upon exercise of the options, deliver a portion of the sale or margin loan proceeds directly to Rock Creek Pharmaceuticals, Inc. to pay the Aggregate Exercise Price (and tax withholding, if elected below), and deposit any remaining cash proceeds in my brokerage account.

Sale Price*: __________________ Sale Date*: _______________________________

*The sale price and sale date are required in order to execute the cashless exercise.

Broker-Dealer Name:_________________________________________________________

Contact Person: ______________________________________________________________

DWAC – Depository Trust Company (DTC) #: ____________________________________

Brokerage Account #: _________________________________________________________

Broker Phone #: (_____)-________-__________  Broker Fax #: (_____)-________-__________

If your option is designated in the Option agreement as an ISO, then selecting this method of payment may result in the Option losing its ISO status and being treated as a nonqualified stock option for tax purposes.

*It is your responsibility to contact a broker to open a brokerage account and sell your stock option shares. Rock Creek Pharmaceuticals, Inc. WILL NOT send this form to your broker.

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CERTIFICATE OR BOOK ENTRY INSTRUCTIONS

Do not complete this portion if you elected a cashless exercise through a broker-dealer. (Shares issued pursuant to a cashless exercise through a broker-dealer will be automatically sent to your specified broker.)

Please select only one:

Name(s) in which the purchased shares will be issued:

❑	In my name only
❑	In the names of my spouse and myself as community property
❑	In the names of my spouse and myself as joint tenants with the rights of survivorship

Spouse’s name (if applicable): _______________________________________________

The certificate or notice of book entry for the purchased shares should be sent to the following address (complete only if to be sent to a different address than specified in Part 1):

Street Address: _______________________________________________________________

City: _____________________ State:_________________ Zip Code:_______________

METHOD OF SATISFYING TAX WITHHOLDING OBLIGATION

Please select only one. You do not need to complete this Part if you are exercising incentive stock options (ISOs) or if you are a non-employee director or consultant.

❑	Cash. I am enclosing a check or money order payable to “Rock Creek Pharmaceuticals, Inc.” for the withholding tax amount.

❑	Tax Amount Request. Please notify me of the amount of withholding taxes that will be due as a result of this option exercise. I understand that, after receiving notification of the withholding tax amount, I must immediately remit to the Company a check or money order payable to “Rock Creek Pharmaceuticals, Inc.” for that amount. I understand that the Company will not process my option exercise until it receives the check or money order covering the withholding tax amount due.

❑	Share Delivery. I am enclosing the following certificate(s) for shares of Rock Creek Pharmaceuticals, Inc. common stock to pay for all or a part of the withholding tax amount. The Fair Market Value of these shares (as defined in the Plan) will be determined as of the date this form is received by the Company.

Certificate Number	Certificate Date	Number of Shares

The Company is instructed to apply the number of shares indicated above towards the withholding tax amount. If the number of shares indicated above covers less than the withholding tax amount, I also have enclosed (or will promptly provide) a check or money order made payable to “Rock Creek Pharmaceuticals, Inc.” for the balance of the withholding tax amount If the number of shares indicated above covers more than the withholding tax amount, the Company will issue to me a new stock certificate or create a new book entry for the whole number of shares not needed to pay the purchase price, and if necessary, a check in the amount of the Fair Market Value of any fractional share.

❑	Share Withholding (Available Only to the Extent Expressly Permitted by the Company). The Company is instructed to withhold that number of whole shares otherwise issuable as a result of the exercise of the Option(s) having a Fair Market Value on the date of exercise equal to the aggregate minimum federal, state and local taxes required to be withheld. If such number of shares covers more than the aggregate minimum taxes required to be withheld, the Company will issue to me a check in the amount of the Fair Market Value of any fractional share.

❑	Broker Exercise. I have elected to exercise my option(s) through a broker. The broker will sell sufficient Shares to pay for the tax amount and will remit that amount to Rock Creek Pharmaceuticals, Inc.

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ACKNOWLEDGEMENTS AND SIGNATURE

1.	I understand that all sales of Rock Creek Pharmaceuticals, Inc. common stock received upon exercise of this option are subject to compliance with the company's policy on securities trades.
2.	I hereby acknowledge that I have received and read a copy of the plan of Rock Creek Pharmaceuticals, Inc. under which the Option(s) listed above were issued and a copy of the plan, and understand the tax consequences of an exercise.
3.	I understand that this Notice cannot be revoked. If I have selected a cashless exercise through a broker-dealer, I personally guarantee that the Aggregate Exercise Price and applicable taxes will be paid to Rock Creek Pharmaceuticals, Inc. in full in the event the Company does not receive the full amount from the broker for any reason.

Signature: ____________________   Date: _________________________

FOR COMPANY USE ONLY:
Received by the Company on _____________________________________________.

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